Exhibit 16(14)(i)




                       INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer Tax-Free Bond Fund:


We consent to the incorporation by reference in the Registration Statement on Form N-14 of Oppenheimer Tax-Free Bond Fund of our report dated January 23, 1995, appearing in the 1994 Annual Report of Oppenheimer Tax-Free Bond Fund and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.


/s/ KPMG Peat Marwick LLP
-------------------------
KPMG PEAT MARWICK LLP

Denver, Colorado
September 20, 1995



MERGE/311KP.CON